i3 Verticals Completes Sale of Merchant Services Business
Announces Chief Financial Officer Transition and Appointment of Chief Strategy Officer
NASHVILLE, Tenn. (September 23, 2024) – i3 Verticals, Inc. (“i3 Verticals” or the “Company”) (NASDAQ: IIIV), and Payroc WorldAccess, LLC (“Payroc”), a leading omni-channel payments provider, today announced the closing of the previously announced sale of i3 Verticals’ merchant services business, including its associated proprietary technology, to Payroc. The purchase price paid at closing to the Company was approximately $438 million in cash (after giving effect to estimated purchase price adjustments), subject to post-closing purchase price adjustments.
Greg Daily, Chairman and CEO of i3 Verticals stated, “This completed transaction marks a significant moment for our company. Following this divestiture, i3 Verticals is a vertical market software business focused solely on the Public Sector (including Education) and Healthcare verticals. We are confident that our valued employees have found a wonderful home at Payroc.”
Jim Oberman, Chief Executive Officer of Payroc, expressed his excitement, “We are thrilled that this transaction has closed. This business is an ideal fit for Payroc, and I am especially eager to meet those i3 team members and i3 partners who will be joining us on our journey with Payroc.”
Chief Financial Officer Transition and Appointment of Chief Strategy Officer
i3 Verticals also announced today that Geoff Smith, who previously served as the Company’s Senior Vice President of Finance, has been appointed to serve as the Company’s Chief Financial Officer, and Clay Whitson, who previously served as the Company’s Chief Financial Officer, has been appointed to a newly created position of Chief Strategy Officer. In Mr. Whitson’s new role, he will focus on capital allocation, M&A and investor relations.
Greg Daily stated, “We are excited to announce the appointment of Geoff as Chief Financial Officer and Clay’s new role as our Chief Strategy Officer. Geoff has excelled at taking on increasing responsibilities over the last few years and we are confident this will be a smooth transition. This transition will give Clay time to work side-by-side with Rick Stanford, our President, and me on a variety of projects across the Company. In addition to continuing as a vital member of our executive team, Clay will also remain a member of our Board of Directors. I would like to congratulate Geoff and Clay on their new roles, and we look forward to their continued leadership.”
About i3 Verticals
The Company delivers seamless integrated software to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector (including Education) and Healthcare verticals.
About Payroc
Payroc WorldAccess, LLC is a high-growth merchant acquirer, processor, and payment integrations powerhouse that offers best-in-class sales enablement and payment processing technology on a global scale, delivering proprietary, innovative, and full-service merchant acquiring solutions together with key card brand network payment sponsorship registrations. Payroc (through its subsidiaries) is a registered Visa third party processor, a Visa independent sales organization, a Mastercard third-party service provider, a Mastercard member service provider, a payment facilitator, an encryption support organization for Fifth Third Bank, National Association ("Fifth Third"), and, in Canada is registered with Peoples Trust Company, among many others.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities
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i3 Verticals Completes Sale of Merchant Services Business
Announces Chief Financial Officer Transition and Appointment of Chief Strategy Officer

Litigation Reform Act of 1995, which involve risk and uncertainties. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are based on the Company’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include: (i) post-closing risks related to the ancillary agreements entered into in connection with the closing of the divestiture of the Company's merchant services business; and (ii) the Company’s ability to execute on its strategy and achieve its goals and other expectations after the completion of the divestiture of the Company's merchant services business, as well as the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission on February 21, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the Securities and Exchange Commission on August 9, 2024, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Strategy Officer
(888) 251-0987
investorrelations@i3verticals.com
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